UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2008

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50364	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Auditor:

(i) On April 14, 2008, the Audit Committee of The Providence Service Corporation (the “Company”) dismissed McGladrey & Pullen, LLP (“M&P”) as the Company’s independent auditor effective April 14, 2008. The Company’s Audit Committee is in the process of engaging a new independent auditor to audit the Company’s fiscal year 2008 financial statements.

(ii) During its tenure, M&P issued reports on the Company’s consolidated balance sheets as of December 31, 2007, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years ended December 31, 2007, 2006, 2005 and 2004. The reports of M&P on the foregoing financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope or accounting principles.

(iii) During the two fiscal years ended December 31, 2007 and through April 14, 2008, there were no disagreements between the Company and M&P on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of M&P would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company’s financial statements.

(iv) During the two fiscal years ended December 31, 2007 and through April 14, 2008, there were no reportable events with M&P as set forth in Item 304 (a)(1)(v) of Regulation S-K.

(v) The Company requested that M&P furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter to the Securities and Exchange Commission, dated April 18, 2008, is filed with this report on Form 8-K and is attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from McGladrey & Pullen, LLP to the Securities and Exchange Commission dated April 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date:	April 18, 2008	By:	/s/ Michael N. Deitch
		Name:	Michael N. Deitch
		Title:	Chief Financial Officer

2